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                           [SHEA & GARDNER LETTERHEAD]





                                January 26, 1996




Mr. H. Michael Schwartz
President
The Palladian Trust
4225 Executive Square
Suite 355
La Jolla, CA 92037

Dear Mr. Schwartz:

     The Palladian Trust (the "Trust") is a Massachusetts business trust created under a written Agreement and Declaration of Trust (the "Declaration") dated August 27, 1993, and filed with the Secretary of the Commonwealth of Massachusetts on September 8, 1993, pursuant to Chapter 182 of the General Laws of the Commonwealth of Massachusetts.

     Based on our examination of the relevant documents contained in the Trust's registration statement, and in reliance upon certain exhibits to that registration statement including the Declaration, and assuming that the shares of beneficial interest in the Trust (the "Shares") will be issued in accordance with the registration statement and the Declaration, and that any appropriate action will be taken to qualify the sale of the Shares under applicable state laws, we are of the opinion that the Shares will be legally issued, fully paid, and nonassessable by the Trust, except as described in the Trust prospectus under the heading "Capitalization."

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Mr. H. Michael Schwartz
January 26, 1996
Page 2



          We consent to the filing of this opinion as an exhibit to post-effective amendment no. 1 to the Trust registration statement.

                                        Yours truly,

                                        SHEA & GARDNER




                                        By:/s/ Christopher E. Palmer
                                           ----------------------------
                                           Christopher E. Palmer

CEP/dd